                                                                     EXHIBIT 2.2

                  AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

          AMENDMENT, dated as of June 28, 1996 (this "Amendment"), by and among
                                                      ---------
EMI COMMUNICATIONS CORP., a New York corporation ("EMI" or a "Seller"), EASTERN
                                                   ---        ------
MESSAGE, INC., a New York corporation ("Message" or a "Seller"), EASTERN MESSAGE
                                        -------        ------
OF NEW JERSEY, INC., a New Jersey corporation (a "Seller"), EASTERN MESSAGE OF
                                                  ------
PENNSYLVANIA, INC., a Pennsylvania corporation (a "Seller"), EASTERN MESSAGE OF
                                                   ------
MASSACHUSETTS, INC., a Massachusetts corporation (a "Seller"), and EASTERN
                                                     ------
MESSAGE OF MARYLAND, INC., a Maryland corporation (a "Seller"), NEWHOUSE
                                                      ------
BROADCASTING CORPORATION, a New York corporation ("Parent"), and INTERMEDIA
                                                   ------
COMMUNICATIONS OF FLORIDA, INC., a Delaware corporation ("Purchaser").
                                                          ---------

          WHEREAS, Sellers, Parent and Purchaser are parties to that certain Asset Purchase Agreement, dated as of February 20, 1996 (the "Asset Purchase
                                                              --------------
Agreement").
- ---------

          WHEREAS, Sellers, Parent and Purchaser wish to amend the Asset Purchase Agreement.

          NOW THEREFORE, the parties agree as follows:

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          1.   Section 2.8 of the Asset Purchase Agreement is amended and restated to read in its entirety as follows:

          SECTION 2.8 Apportionment. Notwithstanding anything to the contrary
                      -------------
contained in this Agreement, all income and expenses pertaining to the Purchased Business, including without limitation all prepaid sums and fees, service charges, advertising and rental charges, prepaid rentals and advertising, utility charges, payments under the Assigned Contracts, and accrued and prepaid expenses, shall be prorated between Purchaser and Sellers as of July 1, 1996 so that Sellers shall receive all revenues and shall be responsible for all expenses and liabilities allocable to the period prior to July 1, 1996 and Purchaser shall receive all revenues and shall be responsible for all expenses and liabilities allocable to the period beginning on and continuing after July
1, 1996, with Purchaser and Sellers to
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cooperate with one another in calculating all such prorated items, and to make a payment or payments one to the other, as appropriate, prior to August 30, 1996 for the net amount of such prorated items to reflect the foregoing, or on such other schedule of payments as may be mutually agreed by Purchaser and Sellers.

          2. The third sentence of Section 5.5(b) of the Asset Purchase Agreement is amended and restated to read in its entirety as follows:

     If the Closing occurs, the principal of the Capital Loans will constitute an Assumed Liability and any accrued but unpaid interest as of the Closing Date, as determined by the Purchaser and agreed to by Sellers, shall be deducted from any remittance by the Purchaser of Closing Accounts Receivable pursuant to
Section 6.3(a) hereof."

          3. The third and fourth sentences of Section 6.3(a) of the Asset Purchase Agreement are amended and restated to read in their entirety as follows:

     Within ten (10) days after each month during the Collection Period, Purchaser shall deliver to Sellers a monthly statement of Closing Accounts Receivable collected during such month and shall remit to Sellers, without deduction (except for deductions for accrued but unpaid interest on the Capital Loans), all such amounts of Closing Accounts Receivable collected by Purchaser. Each such monthly statement shall include the total amount of collections made from customers, any portion of whose outstanding accounts receivable balance arose prior to the Closing Date and the amount of any deduction for accrued but unpaid interest on the Capital Loans."

          4. Except as herein expressly amended, the Asset Purchase Agreement is ratified and confirmed in all respects and remains in full force and effect in accordance with its terms without lapse or interruption. Each reference in the Asset Purchase Agreement to "this Agreement," "hereof," or words of like import, shall mean the Asset Purchase Agreement as amended by this Amendment, and as hereinafter amended or restated.

          5. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment. Delivery of an executed
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counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto fully authorized, as of the date first above written.


                                 EMI COMMUNICATIONS CORP.


                                 By /s/ Dennis B. Dundon
                                    __________________________
                                    Name: Dennis B. Dundon
                                    Title: President


                                 EASTERN MESSAGE, INC.


                                 By /s/ Dennis B. Dundon
                                    __________________________
                                    Name: Dennis B. Dundon
                                    Title: President


                                 EASTERN MESSAGE OF NEW JERSEY, INC.


                                 By /s/ Dennis B. Dundon
                                    __________________________
                                    Name: Dennis B. Dundon
                                    Title: President


                                 EASTERN MESSAGE OF PENNSYLVANIA,
                                  INC.


                                 By /s/ Dennis B. Dundon
                                    __________________________
                                    Name: Dennis B. Dundon
                                    Title: President


                                 EASTERN MESSAGE OF MASSACHUSETTS,
                                  INC.


                                 By /s/ Dennis B. Dundon
                                    __________________________
                                    Name: Dennis B. Dundon
                                    Title: President
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                                 EASTERN MESSAGE OF MARYLAND, INC.


                                 By /s/ Dennis B. Dundon
                                    --------------------------
                                    Name:  Dennis B. Dundon
                                    Title: President


                                 NEWHOUSE BROADCASTING CORPORATION


                                 By /s/ Robert J. Miron
                                    --------------------------
                                    Name:  Robert J. Miron
                                    Title: Vice President


                                 INTERMEDIA COMMUNICATIONS OF
                                  FLORIDA, INC.


                                 By /s/ David C. Ruberg
                                    -------------------------
                                    Name: David C. Ruberg
                                    Title: Chairman, President and
                                    Chief Executive Officer